Exhibit 21

CONSOL Energy Inc.
SUBSIDIARIES
As of January 31, 2015

(In alphabetical order)

AMVEST Coal & Rail, LLC (a Virginia limited liability company)	CONSOL of Canada Inc. (a Delaware corporation)
AMVEST Coal Sales, Inc. (a Virginia corporation)	CONSOL of Central Pennsylvania LLC (a Pennsylvania limited
AMVEST Corporation (a Virginia corporation)	liability company)
AMVEST Gas Resources, Inc. (a Virginia corporation)	CONSOL of Kentucky Inc. (a Delaware corporation)
AMVEST Mineral Services, Inc. (a Virginia corporation)	CONSOL of Ohio LLC (an Ohio limited liability company)
AMVEST Minerals Company, LLC (a Virginia limited liability	Consol Pennsylvania Coal Company LLC (formerly Consol
company)	Pennsylvania Coal Company) (a Delaware limited liability
AMVEST Oil & Gas, Inc. (a Virginia corporation)	company)
AMVEST West Virginia Coal, LLC (a West Virginia limited	Fola Coal Company, LLC d/b/a Powellton Coal Company (a West
liability company)	Virginia limited liability company)
Braxton-Clay Land & Mineral, Inc. (a West Virginia corporation)	Glamorgan Coal Company, LLC (a Virginia limited liability
Cardinal States Gathering Company (a Virginia general partnership)	company)
CNX Funding Corporation (a Delaware corporation)	Helvetia Coal Company (a Pennsylvania corporation)
CNX Gas Company LLC (a Virginia limited liability company)	Island Creek Coal Company (a Delaware corporation)
CNX Gas Corporation (a Delaware corporation)	Knox Energy, LLC (a Tennessee limited liability company)
CNX Land LLC (a Delaware limited liability company)	Laurel Run Mining Company (a Virginia corporation)
CNX Marine Terminals Inc. (formerly Consolidation	Leatherwood, Inc. (a Pennsylvania corporation)
Coal Sales Company) (a Delaware corporation)	Little Eagle Coal Company, L.L.C. (a West Virginia limited liability
CNX RCPC LLC (a Delaware limited liability company)	company)
CNX Water Assets LLC (formerly CONSOL of WV LLC) (a West	MOB Corporation (a Pennsylvania corporation)
Virginia limited liability company)	Mon-View, LLC (a West Virginia limited liability company)
Coalfield Pipeline Company (a Tennessee corporation)	MTB, Inc. (a Delaware corporation)
Conrhein Coal Company (a Pennsylvania general partnership)	Nicholas-Clay Land & Mineral, Inc. (a Virginia corporation)
CONSOL Amonate Facility LLC (a Delaware limited liability	Panda Bamboo Holdings, Inc. (a Delaware corporation)
company)	Paros Corp. (a Delaware corporation)
CONSOL Amonate Mining Company LLC (a Delaware limited	Peters Creek Mineral Services, Inc. (a Virginia corporation)
liability company)	R&PCC LLC (a Pennsylvania limited liability company)
CONSOL Buchanan Mining Company LLC (a Delaware limited	TEAGLE Company, LLC (a Virginia limited liability company)
liability company)	TECPART Corporation (a Delaware corporation)
CONSOL Energy Canada Ltd. (a Canadian corporation)	Terra Firma Company (a West Virginia corporation)
CONSOL Energy Holdings LLC VI (a Delaware limited liability	Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability
company)	company)
CONSOL Energy Sales Company (formerly CONSOL Sales	Terry Eagle Limited Partnership (a West Virginia limited
Company) (a Delaware corporation)	partnership)
CONSOL Financial Inc. (a Delaware corporation)	Vaughan Railroad Company (a West Virginia corporation)
CONSOL Mining Company LLC (a Delaware limited liability	Windsor Coal Company (a West Virginia corporation)
company)	Wolfpen Knob Development Company (a Virginia corporation)
CONSOL Mining Holding Company LLC (a Delaware limited
liability company)